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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Herman Miller, Inc.:

          As independent public accounts, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated June 25, 1999, included in Herman Miller, Inc.'s Form 10-K for the year ended May 29, 1999, and to all references to our Firm included in this Registration Statement.





Grand Rapids, Michigan
May 4, 2000